SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                       ----------------------------------



                                 FORM 8-K

                              CURRENT REPORT




                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) November 18, 1994
                                                    -----------------




                            FORD MOTOR COMPANY
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                Delaware
             ----------------------------------------------
             (State or other jurisdiction of incorporation)


        1-3950                                  38-0549190
- ------------------------            ---------------------------------
(Commission File Number)            (IRS Employer Identification No.)


The American Road, Dearborn,  Michigan                    48121
- ----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code 313-322-3000
                                                   ------------

Item 5.  Other Events.
- ---------------------

Foreign Currency Exposures
- --------------------------
     Ford has operations in over 30 countries and sells vehicles in over 200 markets. These businesses frequently have foreign currency exposures when they buy, sell, and finance in currencies other than their local currencies. Ford's primary foreign currency exposures, in terms of revenue and income, are in the German Mark, Japanese Yen, Italian Lira, and French Franc. The effect of changes in exchange rates on income depends largely on the relationship between revenues and costs incurred in the local currency versus other currencies. Historically, the effect of changes in exchange rates on income generally has been small relative to other factors that also affect income (such as unit sales).

     Ford and many of its subsidiaries enter into agreements to manage exposures to fluctuations in foreign exchange rates.
These agreements primarily hedge debt, firm commitments involving vehicles and production parts, subsidiary dividends, and net investments in foreign subsidiaries that are denominated in foreign currencies. Agreements to manage these exposures include foreign currency forward contracts, currency swaps, and foreign currency options. The result of these agreements is to reduce the effect of exchange rate changes, both favorable and unfavorable, on income.

Interest Rate Exposures
- -----------------------
     Included in Automotive long-term debt at December 31, 1993 were obligations of $6,568 million with fixed interest rates and $516 million with variable interest rates (generally based on LIBOR or other short-term rates). Included in Financial Services' long-term debt at December 31, 1993 were obligations of $40,717 million with fixed interest rates and $7,183 million with variable interest rates (generally based on LIBOR or other short-term rates).

     Ford and many of its subsidiaries have entered into agreements to manage exposures to fluctuations in interest rates, which include primarily interest-rate swap agreements and futures contracts. These agreements decreased the overall weighted-average interest rate on Automotive long-term debt to 8.7%, compared with 9.0% excluding these agreements, and effectively increased the obligations subject to variable interest rates to $593 million at December 31, 1993. In the case of Financial Services' long-term debt, these agreements decreased the overall weighted-average interest rate to 6.6%, compared with 7.2% excluding these agreements, and effectively decreased the obligations subject to variable interest rates to $5,858 million at December 31, 1993. The result of these agreements is to reduce the effect of interest rate changes, both favorable and unfavorable, on income. The maturities of these agreements do not differ materially from the maturities of the related obligations.

                             SIGNATURE
                             ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                       FORD MOTOR COMPANY
                                       ------------------
                                       (Registrant)


Date:  November 18, 1994              By:/s/T. J. DeZure
                                            T. J. DeZure
                                            Assistant Secretary